Exhibit 21

                             LIST OF SUBSIDIARIES

                                                Jurisdiction     Percent Owned
Name of Subsidiary                            of Incorporation   by Registrant
------------------                            ----------------   -------------

Active
------
NUR Media Solution S.A.                            Belgium           100%

NUR Advanced Technologies (Europe) S.A.            Belgium           100%

NUR America Inc.                                  Delaware           100%

M.NUR Marketing & Communication GmbH               Germany            84%

NUR Middle East & Africa, Ltd.                     Israel            100%

NUR Asia Pacific Ltd.                             Hong Kong          100%


Inactive
--------
NUR Hungaria KFT (1)                               Hungary           100%

Good-Lux S.A. (1)                                Luxembourg          100%

M.B.T. (NUR) Industries Ltd.                       Israel            100%

NUR Print Technologies (1993) Ltd.                 Israel            100%

N.A.T. Holdings and Investments (1997) Ltd.        Israel            100%

-------------------

(1) Represents the percentages of ownership of NUR Media Solutions S.A. in these subsidiaries.